UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

TEXAS (State or Other Jurisdiction of Incorporation)	333-106637 (Commission File Number)	16-1644353 (IRS Employer Identification Number)

200 Yorkland Blvd., Suite 710, Toronto, Ontario, M2J5C1, Canada (Address of Principal Executive Offices with Zip Code)

Registrant’s telephone number, including area code: (416) 496-9988

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 15, 2005, Strategy International Insurance Group, Inc., a Texas corporation (“Strategy”) issued a press release attached as Exhibit 99.6 hereto.

Section 8 — Other Events

Item 8.01. Other Events.

On December 14, 2005, Strategy and Strategy Holding Company Limited, a Barbados company (“Holding”) and a subsidiary of Strategy, concluded the investment transaction outlined in the binding letter agreement entered into on October 25, 2005 (the “Master Investment Agreement”) with Grupo Lakas S.A., a Panamanian corporation (“Grupo Lakas”), Panama Peat S.A., a Panamanian corporation (“Panama Peat”), Changuinola Peat S.A., a Panamanian corporation. Pursuant to the Master Investment Agreement, Grupo Lakas made an investment of U.S.$700,000,000 (the “Investment”) in Holding by issuing to Holding a promissory note, in the original principal amount of U.S.$700,000,000 (the “Note”). The obligations of Grupo Lakas under the Note are secured by bearer peat certificates (the “Peat Certificates”) representing the right to obtain peat, a pre-coal stage organic material used as energy or for horticultural use, and having an estimated value of U.S.$900,000,000. The Peat Certificates were issued by Panama Peat and pledged to Holding by Grupo Lakas. In consideration for making the investment in Holding, Holding has issued to Grupo Lakas Class D preferred shares (the “Preferred Stock”). The Preferred Stock will pay (i) a dividend at an annual rate of 3.43% (U.S.$24,000,000) per annum, which will accrue and be payable on the last day of June and December in each year, commencing on June 30, 2006; and (ii) an additional dividend equal to 12% of the gross premium written by Strategy Insurance Limited (“SIL”), a subsidiary of Holding, above U.S.$200,000,000, provided that such additional dividend will not exceed U.S.$60,000,000 in any year. As additional consideration for the Investment, Strategy has issued a warrant to Grupo Lakas for the purchase of shares of the common stock of Strategy pursuant to the terms of a warrant agreement between Strategy and Grupo Lakas (the “Warrant”). Grupo Lakas may exercise the Warrant at any time after the date on which Strategy shall have effected an increase of its authorized shares of common stock by at least 6,950,000, to provide for an authorized number of shares adequate to issue up to 6,944,009 of voting, fully paid and nonassessed shares of the common stock of Strategy, until 5:00 p.m., E.S.T. on the second anniversary of the date of such increase. Any such shares which Grupo Lakas acquires will be subject to the terms of a registration rights agreement between Strategy and Grupo Lakas.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of Strategy International Insurance Group, Inc., dated December 15, 2005.

99.2	Registration Rights Agreement, dated December 14, 2005, between Grupo Lakas S.A. and Strategy Holding Company Limited.

99.3	Security Agreement, dated December 14, 2005, between Grupo Lakas S.A. and Strategy Holding Company Limited.

99.4	Warrant, dated December 14, 2005 made by Strategy International Insurance Group, Inc. to Grupo Lakas

99.5	Promissory Note, dated December 14, 2005 issued by Grupo Lakas S.A.

99.6
Master Investment Agreement, dated December 14, 2005, between Strategy International Insurance Group, Inc., Grupo Lakas S.A, Panama Peat S.A., Changuinola Peat S.A., and Strategy Holding Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGY INTERNATIONAL INSURANCE GROUP, INC.

Date: December 20, 2005                     By:  /s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Number                  Description

99.1	Press release of Strategy International Insurance Group, Inc., dated December 15, 2005.

99.2	Registration Rights Agreement, dated December 14, 2005, between Grupo Lakas S.A. and Strategy Holding Company Limited.

99.3	Security Agreement, dated December 14, 2005, between Grupo Lakas S.A. and Strategy Holding Company Limited.

99.4	Warrant, dated December 14, 2005 made by Strategy International Insurance Group, Inc. to Grupo Lakas

99.5	Promissory Note, dated December 14, 2005 issued by Grupo Lakas S.A.

99.6
Master Investment Agreement, dated December 14, 2005, between Strategy International Insurance Group, Inc., Grupo Lakas S.A, Panama Peat S.A., Changuinola Peat S.A., and Strategy Holding Company Limited.